Exhibit 21.1
SUBSIDIARIES OF DOLLAR FINANCIAL CORP.

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

110591 Alberta Ltd.	Alberta, Canada	656790 BC Ltd.	N/A
656790 BC Ltd.	British Columbia, Canada	DFG Canada, Inc,	N/A
Advance Canada, Inc.	Alberta	DFG International, Inc.	N/A
Advance Canada Properties, Inc.	Alberta, Canada	656790 BC Ltd.	N/A
A.E. Osborne & Sons Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Any Kind Check Cashing Centers, Inc.	Arizona	Dollar Financial Group, Inc.	N/A
Cash A Cheque (GB) Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Cash A Cheque Great Britain Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Cash A Cheque Holdings Great Britain Limited	United Kingdom	Cash Centres Retail Ltd.	N/A
Cash A Cheque (South) Limited	United Kingdom	Cash A Cheque Holdings Great Britain Ltd	The Money Shop
Cash Centres Corporation Limited	United Kingdom	Instant Cash Loans Ltd.	N/A
Cash Centres International Limited	United Kingdom	Cash Centres Corporation Limited	N/A
Cash Centres Limited	United Kingdom	Cash Centres Corporation Limited	The Money Shop Cash Centres
Cash Centres Retail Limited	United Kingdom	London Cash Exchange Ltd.	The Money Shop
Cash Centres Scotland Limited	United Kingdom	County Registers Ltd.
Cash Unlimited of Arizona, Inc.	Arizona	Moneymart, Inc.	Loan Mart Money Mart
C.C. Financial Services Limited	United Kingdom	Cash A Cheque Holdings Great Britain Limited	The Money Shop
Check Mart of Florida, Inc.	Delaware	Dollar Financial Group, Inc.	Money Corner Money Mart The Check Cashing Store The CCS Payment Store
Check Mart of Louisiana, Inc.	Louisiana	Dollar Financial Group, Inc.	Money Mart Loan Mart American Check Cashers
Check Mart of New Mexico, Inc.	New Mexico	Dollar Financial Group, Inc.	Money Mart
Check Mart of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart Any-Kind
Check Mart of Texas, Inc.	Texas	Dollar Financial Group, Inc.	Money Mart Loan Mart Money Mart Payday Loans Checks Cashed Loan Mart Payday Loans
Check Mart of Wisconsin, Inc.	Wisconsin	Dollar Financial Group, Inc.	Money Mart/Payday Loans/Checks Cashed Money Mart
Cheque Changers Ltd.	United Kingdom	Cash Centres Retail Ltd.	Money Shop

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

County Registers Limited	United Kingdom	Robert Biggar (ESTD. 1830) Limited f/k/a Lombard Guildhouse Ltd.
Dollar Financial Australia Pty Ltd.	Australia	Dollar Financial UK Limited	N/A
Dollar Financial Group, Inc.	New York	Dollar Financial Corp.	N/A
DFG Canada, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG International, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
DFG World, Inc.	Delaware	Dollar Financial Group, Inc.	N/A
Dollar Financial Insurance Corp.	Pennsylvania	Dollar Financial Group, Inc.	Inactive
Dollar Financial UK Limited	United Kingdom	DFG World, Inc.	N/A
Express Finance (Bromley) Ltd	United Kingdom	Instant Cash Loans Ltd.	Payday Express
Fastcash Limited	United Kingdom	Instant Cash Loans Ltd.	The Money Shop
Financial Exchange Company of Ohio, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Pittsburgh, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Financial Exchange Company of Virginia, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart Money Mart/Checks Cashed Almost A Banc
Instant Cash Loans Ireland Ltd	United Kingdom	DFG World, Inc.	The Money Shop
Instant Cash Loans Limited	United Kingdom	Dollar Financial UK Limited	The Money Shop Advance Britain.com Castlebridge Credit Management Robert Biggar (Est 1830) Ltd.
International Paper Converters Ltd.	United Kingdom	Cash Centres Retail Ltd.	The Money Shop
Loan Mart of Oklahoma, Inc.	Oklahoma	Dollar Financial Group, Inc.	Loan Mart/Payday Loans American Payday Loans
London Cash Exchange Limited	United Kingdom	Fastcash Ltd	The Money Shop
MoneyMart, Inc., f/k/a L.M.S. Development Corp.	Delaware	Dollar Financial Group, Inc.	Loan Mart Money Mart
Monetary Management Corporation of Pennsylvania, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart
Monetary Management of California, Inc.	Delaware	Dollar Financial Group, Inc.	Money Mart/Loan Mart Loan Mart Payday Loans Money Mart LoanMartUSA.com
Monetary Management of Maryland, Inc.	Delaware	Dollar Financial Group, Inc.	Cash Advance USA-Arizona American Payday Loans American Check Casher Check Casher Money Mart Cash Advance
Monetary Management of New York, Inc.	New York	Dollar Financial Group, Inc.	Inactive
Money Card Corp.	Alberta	656790 BC Ltd	N/A
Money Mart Canada, Inc.	Alberta	656790 BC Ltd	N/A
Money Mart CSO, Inc.	Texas	Dollar Financial Group, Inc.	LoanMartUSA.com
Money Mart Express, Inc., f/k/a	Utah	Dollar Financial Group, Inc.	Loan Mart LoanMartUSA.com
Moneymart, Inc.	Delaware	Dollar Financial Group, Inc.	Loan Mart LoanMartUSA.com
Moneymart.com, Inc.
National Money Mart Company	Nova Scotia, Canada	DFG International, Inc.	Money Mart

	Jurisdiction of	Direct Parent
Subsidiary	Incorporation	Company	D/B/A

Optima S.A. (76% ownership)	Poland	DFG World, Inc.
Pacific Ring Enterprises, Inc.	California	Dollar Financial Group, Inc.	Money Mart Money Mart/Payday Loans/Checks Cashed
Payday Express Limited f/k/a Cash Your Cheque Limited	United Kingdom	Instant Cash Loans Ltd.	The Money Shop Cash Your Cheque
PD Recovery, Inc.	Pennsylvania	Dollar Financial Group, Inc.	N/A
Robert Biggar (ESTD. 1830 Limited f/k/a Lombard Guildhouse Limited	United Kingdom	Cash Centres International Ltd	N/A
We The People, LLC	Delaware	We The People USA, Inc.	N/A
We The People USA, Inc.	Delaware	Dollar Financial Group, Inc.	N/A